Exhibit 10.8

AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
THIS AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made and entered into as of September 20, 2019 by and among DANAHER CORPORATION, a Delaware corporation (the “Company”), each of the Lenders (as defined in the Credit Agreement) party hereto, each of BANK OF AMERICA, N.A. and BANK OF AMERICA, N.A., LONDON BRANCH, each in their respective roles as a Swing Line Lender, and BANK OF AMERICA, N.A., as Administrative Agent (the “Administrative Agent”).
W I T N E S S E T H:
WHEREAS, the Company, the Designated Borrowers from time to time party thereto, the Administrative Agent and the Lenders from time to time party thereto have entered into that certain Second Amended and Restated Credit Agreement dated as of August 27, 2019 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”; all capitalized terms not otherwise defined herein shall have the meaning given thereto in the Credit Agreement);
WHEREAS, the Company has requested that the Credit Agreement be amended as set forth herein, and the Lenders and Swing Line Lenders party hereto have agreed to such amendments subject to the conditions set forth herein;
NOW, THEREFORE, in consideration of the premises and the terms hereof, the parties hereto agree as follows:
1.Amendments to Credit Agreement. Subject to the terms and conditions set forth herein, (a) the Credit Agreement is hereby amended by making the changes attached hereto as Exhibit A (with ~~stricken text~~ being deemed deleted and bold/double-underlined text being deemed added), (b) Schedule 2.01 to the Credit Agreement is hereby amended by replacing such schedule in its entirety with the revised version thereof attached hereto as Exhibit B, and (c) Schedule 11.02 to the Credit Agreement is hereby amended by replacing such schedule in its entirety with the revised version thereof attached hereto as Exhibit C.
2.    Effectiveness; Conditions Precedent. This Amendment shall become effective on the first Business Day on which the following conditions are satisfied or waived (such date, the “Effective Date”):
(a)    The Administrative Agent shall have received counterparts of this Amendment, duly executed by the Company, the Administrative Agent, each Swing Line Lender party hereto and the Required Lenders, which counterparts may be delivered by telefacsimile or other electronic means (including .pdf), but such delivery will be promptly followed by the delivery of original signature pages by each Person party hereto unless waived by the Administrative Agent.
(b)    All fees and expenses payable to the Administrative Agent (including the fees and expenses of counsel to the Administrative Agent to the extent due and payable under Section 11.04 of the Credit Agreement) estimated to date and for which invoices have been presented a reasonable period of time prior to the effectiveness hereof shall have been paid in full (without prejudice to final settling of accounts for such fees and expenses).
3.    Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Amendment, the Company represents and warrants to the Administrative Agent and the Lenders as follows:

(a)    No Default or Event of Default exists as of the date hereof or would result from, or after giving effect to, the amendments contemplated hereby;
(b)    the representations and warranties of (i) the Borrowers contained in Article V of the Credit Agreement and (ii) each Loan Party contained in each other Loan Document are true and correct in all material respects (provided that such materiality qualifier shall not apply to the extent that any such representation or warranty is already qualified or modified by materiality in the text thereof), on and as of the Effective Date, after giving effect to the amendments contemplated hereby, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (provided that such materiality qualifier shall not apply to the extent that any such representation or warranty is already qualified or modified by materiality in the text thereof) as of such earlier date, and except that for purposes of this clause (b), (i) the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement and (ii) the representations and warranties in subsection (c) of Section 5.05 of the Credit Agreement, subsection (b) of Section 5.06 of the Credit Agreement and Section 5.10 of the Credit Agreement need only be true and correct on and as of the Closing Date;
(c)    it has the legal power and authority to execute and deliver this Amendment;
(d)    the officer executing this Amendment on its behalf has been duly authorized to execute and deliver the same and bind it with respect to the provisions hereof;
(e)    the execution, delivery and performance by the Company of this Amendment have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of any of the Company’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, (A) any Contractual Obligation to which the Company is a party except to the extent that such conflict, breach, contravention, Lien or violation could not reasonably be expected to have a Material Adverse Effect or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Company or its property is subject; or (iii) violate any Law in any material respect;
(f)    this Amendment constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.
4.    Entire Agreement. This Amendment is a Loan Document. This Amendment, together with all the other Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other in relation to the subject matter hereof or thereof. None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Section 11.01 of the Credit Agreement.
5.    Full Force and Effect of Credit Agreement. Except as hereby specifically amended, modified or supplemented, the Credit Agreement is hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to its respective terms.

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6.    Governing Law. This Amendment shall in all respects be governed by, and construed in accordance with, the laws of the State of New York, and shall be further subject to the provisions of Sections 11.17 and 11.18 of the Credit Agreement.
7.    Enforceability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction..
8.    References; Interpretation. All references in any of the Loan Documents to the “Credit Agreement” shall mean the Credit Agreement, as amended hereby. The rules of interpretation set forth in Section 1.02 of the Credit Agreement shall be applicable to this Amendment.
9.    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Company, the Administrative Agent and each of the Lenders, and their respective successors, legal representatives, and assignees to the extent such assignees are permitted assignees as provided in Section 11.07 of the Credit Agreement.
10.    No Novation; Reaffirmation. Neither the execution and delivery of this Amendment nor the consummation of any other transaction contemplated hereunder is intended to constitute a novation of the Credit Agreement or of any of the other Loan Documents or any obligations thereunder. The Company hereby (i) affirms and confirms each of the Loan Documents to which it is a party and its Obligations thereunder, (ii) affirms that it has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Amendment and (iii) agrees that, notwithstanding the effectiveness of this Amendment, each Loan Document shall continue to be in full force and effect.
11.    Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic means (including .pdf) shall be effective as delivery of a manually executed counterpart of this Amendment.
[Remainder of page is intentionally left blank; signature pages follow.]

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IN WITNESS WHEREOF, the parties have duly executed this Amendment on the day and year first written above.
DANAHER CORPORATION, as the Company
By:     /s/ Frank T. McFaden
Name:    Frank T. McFaden
Title:    Vice President & Treasurer

Danaher Corporation
Amendment No. 1 to Second Amended and Restated Credit Agreement
Signature Pages

ADMINISTRATIVE AGENT:
BANK OF AMERICA, N.A., as Administrative Agent
By:     /s/ Liliana Claar
Name:     Liliana Claar
Title: Vice President

Danaher Corporation
Amendment No. 1 to Second Amended and Restated Credit Agreement
Signature Pages

BANK OF AMERICA, N.A., as a Lender and a Swing Line Lender
By:     /s/ Mukesh Singh
Name:     Mukesh Singh
Title: Director

Danaher Corporation
Amendment No. 1 to Second Amended and Restated Credit Agreement
Signature Pages

BANK OF AMERICA, N.A., LONDON BRANCH,
as a Swing Line Lender
By:     /s/ Fiona Malitsky
Name:     Fiona Malitsky
Title:     Vice President

Danaher Corporation
Amendment No. 1 to Second Amended and Restated Credit Agreement
Signature Pages

BARCLAYS BANK PLC, as a Lender
By:     /s/ May Huang
Name:     May Huang
Title:     Assistant Vice President

Danaher Corporation
Amendment No. 1 to Second Amended and Restated Credit Agreement
Signature Pages

BNP PARIBAS, as a Lender
By:     /s/ Richard Pace
Name:     Richard Pace
Title:     Managing Director

By:     /s/ Melissa Dyki
Name:     Melissa Dyki
Title:    Director

Danaher Corporation
Amendment No. 1 to Second Amended and Restated Credit Agreement
Signature Pages

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender
By:     /s/ Patrick D. Mueller
Name:     Patrick D. Mueller
Title:     Managing Director

Danaher Corporation
Amendment No. 1 to Second Amended and Restated Credit Agreement
Signature Pages

JPMORGAN CHASE BANK, N.A., as a Lender
By:     /s/ Kyler Eng
Name:     Kyler Eng
Title:     Vice President

Danaher Corporation
Amendment No. 1 to Second Amended and Restated Credit Agreement
Signature Pages

U.S. BANK NATIONAL ASSOCIATION, as a Lender
By:     /s/ David C. Mruk
Name:     David C. Mruk
Title:     SVP

Danaher Corporation
Amendment No. 1 to Second Amended and Restated Credit Agreement
Signature Pages

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender
By:     /s/ Darin Mullis
Name:     Darin Mullis
Title:     Managing Director

Danaher Corporation
Amendment No. 1 to Second Amended and Restated Credit Agreement
Signature Pages

THE BANK OF NOVA SCOTIA, as a Lender
By:     /s/ Winston Lua
Name:     Winston Lua
Title:     Director

Danaher Corporation
Amendment No. 1 to Second Amended and Restated Credit Agreement
Signature Pages

COMMERZBANK AG, NEW YORK BRANCH, as a Lender
By:     /s/ Michael Ravelo
Name:     Michael Ravelo
Title:     Managing Director

By:     /s/ Mathew Ward
Name:     Mathew Ward
Title:     Director

Danaher Corporation
Amendment No. 1 to Second Amended and Restated Credit Agreement
Signature Pages

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender
By:     /s/ Judith Smith
Name:     Judith Smith
Title:     Authorized Signatory

By:     /s/ Lingzi Huang
Name:     Lingzi Huan
Title:     Authorized Signatory

Danaher Corporation
Amendment No. 1 to Second Amended and Restated Credit Agreement
Signature Pages

GOLDMAN SACHS BANK USA, as a Lender
By:     /s/ Jamie Minieri
Name:     Jamie Minieri
Title:     Authorized Signatory

Danaher Corporation
Amendment No. 1 to Second Amended and Restated Credit Agreement
Signature Pages

INTESA SANPAOLO S.p.A., NEW YORK BRANCH, as a Lender
By:     /s/ Neil Derfler
Name:     Neil Derfler
Title:     Relationship Manager

By:     /s/ Alessandro Toigo
Name:     Alessandro Toigo
Title:     Regional Business Manager

Danaher Corporation
Amendment No. 1 to Second Amended and Restated Credit Agreement
Signature Pages

LLOYDS BANK CORPORATE MARKETS PLC, as a Lender
By:     /s/ Kamala Basdeo
Name:     Kamala Basdeo
Title:     Assistant Vice President
Transaction Execution

By:     /s/ Tina Wong
Name:     Tina Wong
Title:     Assistant Vice President
Transaction Execution

Danaher Corporation
Amendment No. 1 to Second Amended and Restated Credit Agreement
Signature Pages

MORGAN STANLEY BANK, N.A., as a Lender
By:     /s/ Gilroy D’Souza
Name:     Gilroy D’Souza
Title:     Authorized Signatory

Danaher Corporation
Amendment No. 1 to Second Amended and Restated Credit Agreement
Signature Pages

PNC BANK, NATIONAL ASSOCIATION, as a Lender
By:     /s/ Eric H. Williams
Name:     Eric H. Williams
Title:     Senior Vice President

Danaher Corporation
Amendment No. 1 to Second Amended and Restated Credit Agreement
Signature Pages

ROYAL BANK OF CANADA, as a Lender
By:     /s/ Diana Lee
Name:     Diana Lee
Title:     Authorized Signatory

Danaher Corporation
Amendment No. 1 to Second Amended and Restated Credit Agreement
Signature Pages

BANCO SANTANDER BANK, S.A., NEW YORK BRANCH, as a Lender
By:     /s/ Juan Galan
Name:     Juan Galan
Title:     Managing Director
Banco Santander S.A. New York Branch

By:     /s/ Terence Corcoran
Name:     Terence Corcoran
Title:     Executive Director

Danaher Corporation
Amendment No. 1 to Second Amended and Restated Credit Agreement
Signature Pages

STANDARD CHARTERED BANK, as a Lender
By:     /s/ Guilherme Domingos
Name:     Guilherme Domingos
Title:     Director

Danaher Corporation
Amendment No. 1 to Second Amended and Restated Credit Agreement
Signature Pages

SUMITOMO MITSUI BANKING CORPORATION, as a Lender
By:     /s/ Michael Maguire
Name:     Michael Maguire
Title:     Executive Director

Danaher Corporation
Amendment No. 1 to Second Amended and Restated Credit Agreement
Signature Pages

TORONTO-DOMINION BANK, NEW YORK BRANCH, as a Lender
By:     /s/ Michael Borowiecki
Name:     MICHAEL BOROWIECKI
Title:     AUTHORIZED SIGNATORY

Danaher Corporation
Amendment No. 1 to Second Amended and Restated Credit Agreement
Signature Pages

THE NORTHERN TRUST COMPANY, as a Lender
By:     /s/ Ryan Mulvaney
Name:     Ryan Mulvaney
Title:     Credit Manager, Officer

Danaher Corporation
Amendment No. 1 to Second Amended and Restated Credit Agreement
Signature Pages

BANCO BILBAO VIZCAYA ARGENTARIA, S.A., NEW YORK BRANCH, as a Lender
By:     /s/ Brian Crowley
Name:     Brian Crowley
Title:     Managing Director

By:     /s/ Luis Ruigomez
Name:     Luis Ruigomez
Title:     Executive Director

Danaher Corporation
Amendment No. 1 to Second Amended and Restated Credit Agreement
Signature Pages

DANSKE BANK A/S, as a Lender
By:     /s/ Corinne Akstrup
Name:     Corinne Akstrup
Title:     Senior Loan Manager

By:     /s/ Gert Carstens
Name:     Gert Carstens
Title:     Senior Loan Manager

Danaher Corporation
Amendment No. 1 to Second Amended and Restated Credit Agreement
Signature Pages

NORDEA BANK ABP, NEW YORK BRANCH, as a Lender
By:     /s/ Olli Savikko
Name:     Olli Savikko
Title:     Senior Vice President

By:     /s/ Leena Parker
Name:    Leena Parker
Title:     Senior Vice President

Danaher Corporation
Amendment No. 1 to Second Amended and Restated Credit Agreement
Signature Pages

WESTPAC BANKING CORPORATION, as a Lender
By:     /s/ Richard Yarnold
Name:     Richard Yarnold
Title:     Senior Relationship Manager
Corporate & Institutional Banking

Danaher Corporation
Amendment No. 1 to Second Amended and Restated Credit Agreement
Signature Pages

ICICI BANK LIMITED - NEW YORK BRANCH, as a Lender
By:     /s/ Akashdeep Sarpal
Name:     Akashdeep Sarpal
Title:     County Head – USA
ICICI Bank Limited

Danaher Corporation
Amendment No. 1 to Second Amended and Restated Credit Agreement
Signature Pages

Exhibit A
(to Amendment No. 1)
[See attached changed pages.]

Execution Version

Published CUSIP Numbers:
Deal: 235854AU0
Revolver: 235854AV8

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of August 27, 2019,

(as amended by Amendment No. 1 to Credit Agreement dated as of September 20, 2019)
among
DANAHER CORPORATION
and certain of its Subsidiaries,
as Borrowers,

BANK OF AMERICA, N.A.,
as Administrative Agent and a Swing Line Lender,
the other LENDERS party hereto,
CITIBANK, N.A.,
as Syndication Agent,
WELLS FARGO BANK, N.A., MUFG BANK, LTD., BNP PARIBAS, U.S. BANK, NATIONAL ASSOCIATION, HSBC BANK USA, NATIONAL ASSOCIATION, JPMORGAN CHASE BANK, N.A., BARCLAYS BANK PLC and MIZUHO BANK, LTD.,
as Documentation Agents,
and
BofA SECURITIES, INC.,
CITIGROUP GLOBAL MARKETS INC., WELLS FARGO SECURITIES, LLC, MUFG BANK, LTD., BNP PARIBAS SECURITIES CORP., US BANK NATIONAL ASSOCIATION, HSBC SECURITIES (USA) INC., JPMORGAN CHASE BANK, N.A., BARCLAYS BANK PLC

and
MIZUHO BANK, LTD.,
as Joint Lead Arrangers and Joint Bookrunners

Page

ARTICLE I    DEFINITIONS AND ACCOUNTING TERMS     1
1.01    Defined Terms     1

1.02	Other Interpretive Provisions ~~23~~24

1.03	Accounting Terms ~~24~~25

1.04	Rounding 25

1.05	References to Agreements and Laws ~~25~~26

1.06	Exchange Rates; Currency Equivalents ~~25~~26

1.07	Additional Alternative Currencies ~~25~~26

1.08	Change of Currency ~~26~~27

1.09	Times of Day ~~26~~27
1.10    Interest Rates     ~~26~~27
ARTICLE II        THE COMMITMENTS AND BORROWING     ~~26~~27
2.01    Committed Loans     ~~26~~27

2.02	Borrowings, Conversions and Continuations of Committed Loans ~~27~~28

2.03	Bid Loans ~~28~~29

2.04	Swing Line Loans ~~31~~32

2.05	Prepayments ~~34~~35

2.06	Termination or Reduction of Commitments ~~35~~36

2.07	Repayment of Loans ~~35~~36

2.08	Interest ~~35~~37

2.09	Fees ~~36~~37

2.10    Computation of Interest and Fees     ~~36~~38
2.11    Evidence of Debt     ~~37~~38
2.12    Payments Generally     ~~37~~38
2.13    Sharing of Payments     ~~39~~40
2.14    Designated Borrowers     ~~39~~41

2.15    Increase in Commitments     ~~41~~43
2.16    Defaulting Lenders     ~~42~~44
2.17    Extension of Maturity Date     ~~44~~45
ARTICLE III        TAXES, YIELD PROTECTION AND ILLEGALITY     ~~45~~47

3.01	Taxes ~~45~~47
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(continued)
Page

3.02	Illegality ~~48~~49

3.03	Inability to Determine Rates ~~48~~50

3.04	Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurocurrency Rate Loans ~~51~~53

3.05	Compensation for Losses ~~53~~54

3.06	Matters Applicable to all Requests for Compensation ~~53~~55
3.07    Survival     ~~54~~55 ARTICLE IV        CONDITIONS PRECEDENT TO BORROWINGS     ~~54~~55
4.01    Conditions to Effectiveness     ~~54~~55
4.02    Conditions to all Borrowings     ~~55~~57 ARTICLE V        REPRESENTATIONS AND WARRANTIES     ~~56~~58

5.01	Existence, Qualification and Power; Compliance with Laws ~~56~~58

5.02	Authorization; No Contravention ~~56~~58

5.03	Governmental Authorization; Other Consents ~~57~~58

5.04	Binding Effect ~~57~~58

5.05	Financial Statements; No Material Adverse Effect ~~57~~58

5.06	Litigation ~~57~~59

5.07	No Default ~~57~~59

5.08	Ownership of Property; Liens ~~58~~59

5.09	Environmental Compliance ~~58~~59
5.10    ERISA Compliance     ~~58~~59
5.11    Margin Regulations; Investment Company Act     ~~58~~60
5.12    Foreign Obligor Representations     ~~59~~60
5.13    OFAC     ~~59~~61
5.14    Anti-Corruption Laws     ~~59~~61

5.15	Beneficial Ownership ~~60~~61

5.16	EEA Financial Institutions ~~60~~61

5.17    Covered Entity     ~~60~~61 ARTICLE VI        AFFIRMATIVE COVENANTS     ~~60~~61
6.01    Financial Statements     ~~60~~62

6.02	Certificates; Other Information ~~60~~62
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(continued)
Page

6.03	Notices ~~62~~63

6.04	Payment of Obligations ~~62~~64

6.05	Preservation of Existence, Etc ~~62~~64

6.06	Maintenance of Properties ~~63~~64

6.07	Compliance with Laws ~~63~~64

6.08	Inspection Rights ~~63~~65

6.09	Compliance with ERISA ~~63~~65
6.10    Use of Proceeds     ~~63~~65
6.11    Anti-Corruption Laws     ~~63~~65
ARTICLE VII        NEGATIVE COVENANTS     ~~63~~65
7.01    Liens     ~~64~~65

7.02	Fundamental Changes ~~65~~67

7.03	Use of Proceeds ~~66~~67

7.04	Consolidated Leverage Ratio ~~66~~67

7.05	Sanctions ~~66~~67
7.06    Anti-Corruption Laws     ~~66~~68 ARTICLE VIII    EVENTS OF DEFAULT AND REMEDIES     ~~66~~68
8.01    Events of Default     ~~66~~68

8.02	Remedies Upon Event of Default ~~68~~70
8.03    Application of Funds     ~~68~~70 ARTICLE IX        ADMINISTRATIVE AGENT     ~~69~~71
9.01    Appointment and Authority     ~~70~~71

9.02	Rights as a Lender ~~70~~71

9.03	Exculpatory Provisions ~~70~~72

9.04	Reliance by Administrative Agent ~~71~~72

9.05	Delegation of Duties ~~71~~73

9.06	Resignation of Administrative Agent ~~71~~73

9.07	Non-Reliance on Administrative Agent and Other Lenders ~~72~~74

9.08	No Other Duties, Etc ~~73~~74

9.09	Administrative Agent May File Proofs of Claim ~~73~~74

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(continued)
Page

9.10    Certain ERISA Matters     ~~73~~75
ARTICLE X        COMPANY GUARANTY     ~~74~~76

10.01	Guaranty ~~74~~76

10.02	Guaranty Absolute ~~74~~76

10.03	Waivers and Acknowledgments ~~76~~77

10.04	Subrogation ~~77~~78

ARTICLE XI    MISCELLANEOUS     ~~77~~79

11.01	Amendments, Etc ~~77~~79

11.02	Notices and Other Communications; Facsimile Copies ~~79~~80

11.03	No Waiver; Cumulative Remedies ~~81~~82

11.04	Costs and Expenses ~~81~~83

11.05	Indemnification by the Company ~~82~~83

11.06	Payments Set Aside ~~83~~84

11.07	Successors and Assigns ~~83~~85

11.08	Confidentiality ~~88~~90

11.09	Set-off ~~89~~91

11.10    Interest Rate Limitation     ~~90~~91
11.11    Counterparts    ~~90~~91

11.12    Integration    ~~90~~92

11.13    Survival of Representations and Warranties     ~~90~~92
11.14    Severability    ~~91~~92

11.15    Tax Forms     ~~91~~92
11.16    Replacement of Lenders     ~~93~~94
11.17    Governing Law     ~~93~~95
11.18    Waiver of Right to Trial by Jury     ~~94~~95
11.19    Judgment Currency     ~~94~~96
11.20    No Advisory or Fiduciary Responsibility     ~~94~~96

11.21    USA PATRIOT Act Notice     ~~95~~97
11.22    Margin Stock     ~~95~~97
11.23    Electronic Execution of Assignments and Certain Other Documents     ~~95~~97

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(continued)
Page

11.24    Amendment and Restatement     ~~96~~97
11.25    Acknowledgement and Consent to Bail-In of EEA Financial Institutions     ~~96~~98
11.26    Acknowledgement Regarding Any Supported QFCs     ~~97~~98

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(c)if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and

(d)if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency;

provided that, in the case of any Borrowing of a Swing Line Loan denominated in Euros, a Business Day shall be any TARGET Day on which dealings are also carried on in the London interbank market (without regard to whether commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of New York or such other state where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located).

“Capital Lease” means each lease that has been or is required to be, in accordance with GAAP, classified and accounted for as a capital lease or financing lease.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following:
(a)the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means, with respect to the Company, an event or series of events by which:

(a)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding (i) any employee benefit plan of the Company or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan and (ii) Steven M. Rales and Mitchell P. Rales) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of more than 50% of the equity securities of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

(b)    during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Company cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.07(b)(iii), (v) and (vii) (subject to such consents, if any, as may be required under Section 11.07(b)(iii)).

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Envista Entities” means Envista Holdings Corporation, a Delaware corporation, and each of its Subsidiaries.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means, as of any date of determination, any trade or business (whether or not incorporated) that, as of such date of determination, is under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan (other than a Multiemployer Plan) or, to the knowledge of the Company, a Multiemployer Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan (other than a Multiemployer Plan) or, to the knowledge of the Company, a Multiemployer Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate (where, for Multiemployer Plans, the occurrence of an imposition is to the knowledge of the Company); provided that with respect to a Pension Plan or Multiemployer Plan in which neither the Company nor any Subsidiary is a participating or contributing employer, clauses (a) through (h) shall be to the knowledge of the Company.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Euro” and “EUR” mean the single currency of the Participating Member States.

“Euro Swing Line Rate” means a rate per annum equal to LIBOR for Euros, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m. (London time) for an amount comparable to the amount of that Loan on such day for overnight deposits in Euros, and, if any such applicable rate is below zero, the Euro Swing Line Rate for such day will be deemed to be zero.

“Euro Swing Line Rate Loan” means a Swing Line Loan denominated in Euros that bears interest based on the Euro Swing Line Rate.

“Eurocurrency Bid Margin” means the margin above or below the Eurocurrency Rate to be added to or subtracted from the Eurocurrency Rate, which margin shall be expressed in multiples of 1/100th of one basis point.
“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the FRB. “Eurocurrency Margin Bid Loan” means a Bid Loan that bears interest at a rate based upon the
Eurocurrency Rate.

“Eurocurrency Rate” means,

(a)with respect to any Loan:

(i)denominated in a LIBOR Quoted Currency, the rate per annum equal to the London Interbank Offered Rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for ~~Dollars for a period equal in length to such Interest Period~~the applicable currency (“LIBOR”) as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and

(ii)with respect to a Loan denominated in any Non-LIBOR Quoted Currency, the rate per annum as designated by the Company and the Administrative Agent with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the Lenders pursuant to Section 1.07(a); and

(b)for any interest rate calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two Business Days prior to such date for Dollar deposits with a term of one month commencing that day; and

(c)if the Eurocurrency Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Eurocurrency Rate Committed Loan” means a Committed Loan that bears interest at a rate based on clause (a) of the definition of “Eurocurrency Rate”. Eurocurrency Rate Loans may be denominated in Dollars or in an Alternative Currency. All Committed Loans denominated in an Alternative Currency must be Eurocurrency Rate Loans.

“Eurocurrency Rate Loan” means a Eurocurrency Rate Committed Loan or a Eurocurrency Margin Bid Loan.

“Event of Default” has the meaning specified in Section 8.01.

“Existing Credit Agreement” has the meaning specified in the introductory paragraphs hereto.

(c)net obligations of such Person under any Swap Contract;

(d)all non-contingent obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

(e)indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)	Capital Leases and Off Balance Sheet Obligations; and

(g)	all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company or similar limited liability entity organized under the laws of a jurisdiction other than the United States or a state thereof) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Capital Lease or Off Balance Sheet Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Indemnified Liabilities” has the meaning set forth in Section 11.05(a). “Indemnitees” has the meaning set forth in Section 11.05(a). “Information” has the meaning specified in Section 11.08.
“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan ~~(including~~or a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date.

“Interest Period” means, (a) as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or (in the case of any Eurocurrency Rate Committed Loan) converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months (or, if agreed by each applicable Lender, twelve months) thereafter (in each case, subject to availability), as selected by the Company in its Committed Loan Notice or Bid Request, as the case may be; and (b) as to each Absolute Rate Loan, a period of not less than 14 days and not more than 180 days as selected by a Borrower in its Bid Request; provided that:

(i)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

(ii)    any Interest Period pertaining to a Eurocurrency Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 11.01 and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-LIBOR Quoted Currency” means any currency other than a LIBOR Quoted Currency.

“Note” means a promissory note made by a Borrower in favor of a Lender evidencing Loans made by such Lender to such Borrower, substantially in the form of Exhibit C.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the foregoing, the Obligations include the obligation to pay principal, interest, charges, expenses, fees, indemnities and other amounts payable by any Loan Party under, and in accordance with the terms and conditions of, any Loan Document.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Off Balance Sheet Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment) or (c) an agreement for the sale of receivables or like assets creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, could be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” has the meaning specified in Section 3.01(b).

“Outstanding Amount” means ~~(a)~~ with respect to ~~Committed Loans and Bid~~ Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such ~~Committed Loans or Bid Loans occurring on such date; and (b) with respect to Swing Line Loans on any date, the aggregate outstanding principal~~

~~amount thereof after giving effect to any borrowings and prepayments or repayments of such Swing Line~~ Loans occurring on such date.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Participant” has the meaning specified in Section 11.07(d). “Participant Register” has the meaning specified in Section 11.07(d).
“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“PBGC” means the Pension Benefit Guaranty Corporation. “Pension Act” means the Pension Protection Act of 2006.
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Company or any ERISA Affiliate or to which the Company or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a Multiple Employer Plan, has made contributions at any time during the immediately preceding five plan years.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Company or, with respect to any such plan that is subject to the Pension Funding Rules, any ERISA Affiliate.

“Platform” has the meaning specified in Section 6.02.

“Pro Rata Share” means, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitment of such Lender at such time and the denominator of which is the amount of the Aggregate Commitments at such time, subject to adjustment as provided in Section 2.16; provided that if the Commitment of each Lender to make Loans has been terminated pursuant to Section 8.02, or if the Aggregate Commitments have expired, then the Pro Rata Share of each Lender shall be determined based

“Swing Line” means the revolving credit facility made available by the Swing Line Lenders pursuant to Section 2.04.
“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04. “Swing Line Commitment” means as to any Lender (a) the amount set forth opposite such
Lender’s name on Schedule 2.01 hereof or (b) if such Lender has entered into an Assignment and Assumption or has otherwise assumed a Swing Line Commitment after the Closing Date, the amount set forth for such Lender as its Swing Line Commitment in the Register maintained by the Administrative Agent pursuant to Section 11.07(c).

“Swing Line Lender” means (a) with respect to Swing Line Loans denominated in Dollars, each of Bank of America and Citi, each in its capacity as a provider of Swing Line Loans denominated in Dollars, and any successor swing line lender ~~hereunder, in an~~for Dollars hereunder, and (b) with respect to Swing Line Loans denominated in Euros, Bank of America, N.A. London Branch or one of more other branches or Affiliates of Bank of America acting in such capacity as a provider of Swing Line Loans denominated in Euros, and any successor swing line lender for Euros hereunder, in an aggregate amount up to the Swing Line Commitment.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit A-2 or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Company.

“Swing Line Percentage” means, with respect to each Swing Line Lender, 50%.

“Swing Line Sublimit” means ~~an amount equal to the lesser of (a) $75,000,000 and (b)~~(a) with respect to Swing Line Loans denominated in Dollars, $75,000,000 and (b) with respect to Swing Line Loans denominated in Euros, the Alternative Currency Equivalent of $150,000,000; provided that in no event shall the aggregate Swing Line Sublimit exceed the Aggregate Commitments (and if any adjustment is required to the Swing Line Sublimit as a result of the reduction of the Aggregate Commitments, such adjustment shall, unless otherwise agreed among the Swing Line Lenders and the Borrower, be applied pro rata between the portion of the Swing Line Sublimit allocated to Dollars and the portion of the Swing Line Sublimit allocated to Euros, and ratably among the relevant Swing Line Lenders). The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” has the meaning specified in Section 3.01(a).

“Term SOFR” means the forward-looking term rate for any period that is approximately (as determined by the Administrative Agent) as long as any of the Interest Period options set forth in the than 11:00 a.m., ten Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurocurrency Rate Loans in such requested currency.

(c)    Any failure by a Lender to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender to permit Eurocurrency Rate Loans to be made in such Requested Currency. If the Administrative Agent and all the Lenders consent to making Eurocurrency Rate Loans in such requested currency, the Administrative Agent shall so notify the Company and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Committed Borrowings of Eurocurrency Rate Loans. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.07, the Administrative Agent shall promptly so notify the Company.

1.08	Change of Currency. (a) Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption. If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Committed Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Committed Borrowing, at the end of the then current Interest Period.

(b)	Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c)	Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

1.09	Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.10    Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurocurrency Rate” or “Euro Swing Line Rate” or with respect to any rate that is an alternative or replacement for or successor to any of such rate (including, without limitation, any LIBOR Successor Rate) or the effect of any of the foregoing, or of any LIBOR Successor Rate Conforming Changes.

ARTICLE II

THE COMMITMENTS AND BORROWING

2.01    Committed Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Committed Loan”) to the Company or a Designated Borrower in Dollars or in one or more Alternative Currencies from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided, however, that after giving effect to any Committed Borrowing, accepted for such Interest Period in conformity with the requirements of Section 2.03(e)(iii)) would be to cause the aggregate outstanding principal amount of the applicable Bid Borrowing to exceed the amount specified therefor in the related Bid Request, then, unless otherwise agreed by the Company, the Administrative Agent and such Lenders, such Competitive Bids shall be accepted as nearly as possible in proportion to the amount offered by each such Lender in respect of such Interest Period.

(g)	Notice to Lenders of Acceptance or Rejection of Bids. The Administrative Agent
shall promptly notify each Lender having submitted a Competitive Bid whether or not its offer has been accepted and, if its offer has been accepted, of the amount of the Bid Loan or Bid Loans to be made by it on the date of the applicable Bid Borrowing. Any Competitive Bid or portion thereof that is not accepted by the Company by the applicable time specified in Section 2.03(e) shall be deemed rejected.

(h)	Notice of Eurocurrency Rate. If any Bid Borrowing is to consist of Eurocurrency
Margin Loans, the Administrative Agent shall determine the Eurocurrency Rate for the relevant Interest Period, and promptly after making such determination, shall notify the Company and the Lenders that will be participating in such Bid Borrowing of such Eurocurrency Rate.

(i)	Funding of Bid Loans. Each Lender that has received (A) notice pursuant to
Section 2.03(g) that all or a portion of its Competitive Bid has been accepted by the Company and (B) notice from the Administrative Agent that the conditions set forth in Section 4.02 have been satisfied, shall make the amount of its Bid Loan(s) available directly to the applicable Borrower in immediately available funds at such account as set forth in the related Bid Request not later than 1:00 p.m., in the case of Bid Loans denominated in Dollars, or the Applicable Time, in the case of Bid Loans denominated in an Alternative Currency or a Requested Currency, on the date of the requested Bid Borrowing.

(j)	Payment of Bid Loans. Each Borrower which has received a Bid Loan from a
Lender shall make all payments of principal and interest in respect of such Bid Loan directly to such Lender as provided in Section 2.12(a)(v).

(k)	Notice of Range of Bids. After each Competitive Bid auction pursuant to this
Section 2.03, the Administrative Agent shall notify each Lender that submitted a Competitive Bid in such auction of the ranges of bids submitted (without the bidder’s name) and accepted for each Bid Loan and the aggregate amount of each Bid Borrowing.

2.04	Swing Line Loans.

(a)	The Swing Line. Subject to the terms and conditions set forth herein, each applicable Swing Line Lender shall make loans (as applicable) in Dollars or Euros (each such loan, a “Swing Line Loan”) to the Company from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of such Swing Line Lender’s Swing Line Percentage of the Swing Line Sublimit applicable to Swing Line Loans in the requested currency, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share of the Outstanding Amount of Committed Loans of each Lender acting as a Swing Line Lender, may exceed the amount of such Lender’s Commitment; provided, however, that (x) after giving effect to any Swing Line Loan, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment, (y) that the Company shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan, and (z) ~~any~~the applicable Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such credit extension may have, Fronting Exposure.

Within the foregoing limits, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan denominated in Dollars shall be a Base Rate Loan and each Swing Line Loan denominated in Euros shall be a Euro Swing Line Rate Loan. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Pro Rata Share times the ~~amount~~Dollar Equivalent of such Swing Line Loan.

(b)    Borrowing Procedures. Each Swing Line Borrowing shall be made only upon the Company’s irrevocable notice to each applicable Swing Line Lender and the Administrative Agent, which may be given by (A) telephone or (B) by a Swing Line Loan Notice; provided that (i) in the case of any Swing Line Borrowing denominated in Euros to be made on a day that is a Business Day for Swing Line Loans denominated in Euros but not for Swing Line Loans denominated in Dollars, the irrevocable notice shall be made in writing (and not by telephone) and shall be provided to each Swing Line Lender providing Swing Line Loans denominated in Euros (with a copy to the Administrative Agent) and (ii) any telephonic notice must be confirmed promptly by delivery to each applicable Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice. Each such notice must be received by ~~each~~(x) in the case of Swing Line Loans denominated in Dollars, each applicable Swing Line Lender and the Administrative Agent not later than 1:00 p.m. New York City time or (y) in the case of Swing Line Loans denominated in Euros, each applicable Swing Line Lender and the Administrative Agent (or, if such request is made at a time with respect to which proviso (i) of the immediately preceding sentence applies, each applicable Swing Line Lender) not later than 12:00 p.m. Noon London time on the requested borrowing date, and each such notice shall (i) specify ~~(i)~~ the amount to be borrowed, which shall be a minimum of $100,000 or €100,000, ~~and~~as applicable, (ii) specify the requested borrowing date, which shall be a Business Day, (iii) include a representation from the Company that all of the conditions to the making of a Swing Line Loan (including the provisions of Section 2.04(a) above and of Article IV) are satisfied for the making of such Swing Line Loan and (iv) in the case of Swing Line Loans denominated in Euros’ made at a time with respect to which proviso (i) of the immediately preceding sentence applies, (A) information regarding the Borrower's account for deposit of such Swing Line Loan, (B) a list of authorized signatories for the Borrower with sample signatures for each such authorized Person and (C) contact information for at least two (2) individuals at the Borrower who can be contacted with respect to such request. Promptly after receipt by each applicable Swing Line Lender of any telephonic Swing Line Loan Notice (other than in the case of any telephonic Swing Line Notice with respect to Swing Line Loans denominated in Euros’ made at a time with respect to which proviso (i) of the first sentence of this clause (b) applies), such Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, such Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the applicable Swing Line Lenders have received notice from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. New York City time on the date of ~~the~~any proposed Swing Line Borrowing in Dollars or prior to 1:00 p.m. London time on the date of any proposed Swing Line Borrowing in Euros (A) directing the applicable Swing Line Lenders not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, each applicable Swing Line Lender may, not later than 3:00 p.m. New York City time on the borrowing date specified in such Swing Line Loan Notice in the case of Swing Line Loans denominated in Dollars and 2:00 p.m. London time on the borrowing date specified in such Swing Line Loan Notice in the case of Swing Line Loans denominated in Euros, make the amount of its Swing Line Percentage of the applicable Swing Line Loan available to the Company at its office by (1)

crediting the account of the Company on the books of such Swing Line Lender in Same Day Funds or (2) wire transfer of such funds in accordance with instructions provided to (and reasonably acceptable to) such Swing Line Lender by the Company.

(c)	Refinancing of Swing Line Loans.

(i)	Each applicable Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Company (which hereby irrevocably authorizes each applicable Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Committed Loan for Swing Line Loans denominated in Dollars or a Eurocurrency Rate Loan for Swing Line Loans denominated in Euros, in each case in an amount equal to such Lender’s Pro Rata Share of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans or Eurocurrency Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02. The applicable Swing Line Lender shall furnish the Company with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Committed Loan Notice available to the Administrative Agent in Same Day Funds for the account of the applicable Swing Line Lender at the applicable Administrative Agent’s Office ~~for Dollar-denominated payments~~ not later than 1:00 p.m. New York City time on the day specified in such Committed Loan Notice for Base Rate Committed Loans denominated in Dollars and 1:00 p.m. London time on the date specified in such Committed Loan Notice for Eurocurrency Rate Loans denominated in Euros, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan or Eurocurrency Rate Loan, as applicable, to the Company in such amount. The Administrative Agent shall remit the funds so received to the applicable Swing Line Lender.

(ii)	If for any reason any Swing Line Loan cannot be refinanced by such a
Committed Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Committed Loans or Eurocurrency Rate Loans submitted by the applicable Swing Line Lender as set forth herein shall be deemed to be a request by such Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of such Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii)	If any Lender fails to make available to the Administrative Agent for the account of either Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the applicable Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by such Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the applicable Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)	Each Lender’s obligation to make Committed Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against any Swing Line Lender, the Company or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Company to repay Swing Line Loans, together with interest as provided herein.

(d)	Repayment of Participations.

(i)	At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the applicable Swing Line Lender receives any payment on account of such Swing Line Loan, such Swing Line Lender will distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by such Swing Line Lender.

(ii)	If any payment received by any Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by such Swing Line Lender under any of the circumstances described in Section 11.06 (including pursuant to any settlement entered into by such Swing Line Lender in its discretion), each Lender shall pay to such Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of such Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)	Interest for Account of Swing Line Lender. Each Swing Line Lender shall be responsible for invoicing the Company for interest on the applicable Swing Line Loans. Until each Lender funds its Base Rate Committed Loan, Eurocurrency Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the applicable Swing Line Lender.

(f)	Payments Directly to Swing Line Lender. The Company shall make all payments of principal and interest in respect of the Swing Line Loans directly to the applicable Swing Line Lender.

2.05	Prepayments. (a) Each Borrower may, upon notice from the Company to the
Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be in a form reasonably acceptable to the Administrative Agent and be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurocurrency Rate Committed Loans denominated in Dollars, (B) four Business Days (or five, in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies, and (C) on the date of prepayment of Base Rate Committed Loans; (ii) any prepayment of Eurocurrency Rate Committed Loans denominated in Dollars shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; (iii) any prepayment of Eurocurrency Rate Loans in Alternative Currencies shall be in a minimum principal amount of
$5,000,000 or a whole multiple of $1,000,000 in excess thereof; (iv) any prepayment of Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding; and (v) any such notice may be conditioned upon the effectiveness of other Indebtedness or the occurrence of one or more other transactions or events. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid and, if Eurocurrency Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment. If such notice is given by the Company, the applicable Borrower shall irrevocably make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.16, each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Pro Rata Shares.

(b)     No Bid Loan may be prepaid without the prior consent of the applicable Bid Loan Lender.

(c)	The Company may, upon notice to each applicable Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lenders and the Administrative Agent not later than 1:00 p.m. New York City time on the date of the prepayment in the case of Swing Line Loans denominated in Dollars and 12:00 p.m. Noon London time on the date of the prepayment in the case of Swing Line Loans denominated in Euros, and (ii) any such prepayment shall be in a minimum principal amount of $~~100,000.~~100,000 or €100,000, as applicable. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(d)	If for any reason the Total Outstandings at any time exceed the Aggregate
Commitments then in effect, the Borrowers shall immediately prepay Loans in an aggregate amount equal to such excess.

(e)	If the Administrative Agent notifies the Company at any time that the
Outstanding Amount of all Loans denominated in Alternative Currencies at such time exceeds an amount equal to 105% of the Alternative Currency Sublimit then in effect, then, within two Business Days after receipt of such notice, the

Borrowers shall prepay Loans in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Alternative Currency Sublimit then in effect.

2.06    Termination or Reduction of Commitments. The Company may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by the Administrative

Agent not later than 11:00 a.m. three (3) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of
$1,000,000 in excess thereof, (iii) the Company shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments; (iv) if, after giving effect to any reduction of the Aggregate Commitments, the Swing Line Sublimit, the Bid Loan Sublimit or the Bid Loan Requested Currency Sublimit exceeds the amount of the Aggregate Commitments, the Swing Line Sublimit, the Bid Loan Sublimit or the Bid Loan Requested Currency Sublimit, as the case may be, shall be automatically reduced by the amount of such excess; and (v) any such notice may be conditioned upon the effectiveness of other Indebtedness or the occurrence of one or more other transactions or events. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Pro Rata Share. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

2.07	Repayment of Loans. (a) Each Borrower shall repay to the Lenders on the Maturity
Date the aggregate principal amount of Committed Loans made to such Borrower outstanding on such date.

(b)	Each Borrower shall repay each Bid Loan made to such Borrower on the last day of the Interest Period in respect thereof.

(c)	The Company shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Maturity Date. Swing Line Loans outstanding on the date of a Committed Borrowing shall also be repaid with the proceeds of such borrowing as provided in Section 2.02(b).

2.08    Interest. (a) Subject to the provisions of subsection (b) below, (i) each Eurocurrency Rate Committed Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; (iii) each Bid Loan shall bear interest on the outstanding principal amount thereof for the Interest Period therefor at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus (or minus) the Eurocurrency Bid Margin, or at the Absolute Rate for such Interest Period, as the case may be; ~~and~~ (iv) each Swing Line Loan denominated in Dollars shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (v) each Swing Line Loan denominated in Euros shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Euro Swing Line Rate plus the Applicable Rate for Eurocurrency Rate Loans.

(b)    If any amount payable by any Borrower under any Loan Document is not paid when due (after giving effect to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such overdue amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws. Furthermore, upon the request of the Required Lenders, while any other Event of Default exists, each Borrower shall pay interest on the principal amount of all outstanding Obligations at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(d)	Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its (and any of its relevant Affiliates’, including the Affiliate acting as Swing Line Lender for Swing Line Loans denominated in Euros) resignation as a Swing Line Lender. If Bank of America (and any of its applicable Affiliates) or any other Lender resigns as a Swing Line Lender, ~~it~~each such Person shall retain all the rights of a Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or Eurocurrency Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment by the Company of an applicable successor Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Swing Line Lender, and (b) the retiring Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents.

9.07	Non-Reliance on Administrative Agent and Other Lenders. Each Lender
acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08	No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the
Bookrunners, Arrangers, syndication agents, documentation agents or other agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

9.09	Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)	to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.09 and 11.04) allowed in such judicial proceeding; and

(b)	to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments

(g)	Special Purpose Funding Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Company (an “SPC”) the option to provide all or any part of any Committed Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Committed Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Committed Loan, the Granting Lender shall be obligated to make such Committed Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 2.12(c)(ii). Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrowers under this Agreement (including its obligations under Section 3.01 and Section 3.04), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Committed Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Committed Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Company and the Administrative Agent and with the payment of a processing fee in the amount of $3,500 (which processing fee may be waived by the Administrative Agent in its sole discretion), assign all or any portion of its right to receive payment with respect to any Committed Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Committed Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(h)	Resignation as Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time any Swing Line Lender assigns all of its Commitment and Loans pursuant to subsection (b) above, such Swing Line Lender may, upon 30 days’ notice to the Company and the Lenders, resign as Swing Line Lender. In the event of any such resignation as Swing Line Lender, the Company shall be entitled to appoint from among the Lenders a successor Swing Line Lender hereunder; provided, however, that no failure by the Company to appoint any such successor shall affect the resignation of the applicable Swing Line Lender as Swing Line Lender. If any Swing Line Lender resigns as Swing Line Lender, it shall retain all the rights of a Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Committed Loans or Eurocurrency Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor Swing Line Lender, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Swing Line Lender.

(i)	Designated Affiliates. Notwithstanding anything to the contrary contained herein, a Granting Lender may grant to an Affiliate of such Granting Lender identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Company (a “Designated Affiliate”) the option to provide all or any part of any Committed Loan that such Granting Lender would otherwise be obligated to make to a Designated Borrower not organized under the laws of the United States or any State thereof pursuant to this Agreement;

provided, however, that if a Designated Affiliate elects not to exercise such option or otherwise fails to make all or any part of such Committed Loan, the

Exhibit B
(to Amendment No. 1)
SCHEDULE 2.01
COMMITMENTS
AND PRO RATA SHARES

Lender	Commitment	Pro Rata Share	Swing Line Commitment (for Dollars)	Swing Line Commitment (for Euros)
Bank of America, N.A.	$200,000,000.00	4.000000000%	$37,500,000.00
Bank of America, N.A., London Branch	--	--		$150,000,000.00
Barclays Bank PLC	$200,000,000.00	4.000000000%
BNP Paribas	$200,000,000.00	4.000000000%
Citibank, N.A.	$200,000,000.00	4.000000000%	$37,500,000.00
HSBC Bank USA, National Association	$200,000,000.00	4.000000000%
JPMorgan Chase Bank, N.A.	$200,000,000.00	4.000000000%
Mizuho Bank, LTD	$200,000,000.00	4.000000000%
MUFG Bank, Ltd.	$200,000,000.00	4.000000000%
U.S. Bank National Association	$200,000,000.00	4.000000000%
Wells Fargo Bank, National Association	$200,000,000.00	4.000000000%
The Bank of Nova Scotia	$172,500,000.00	3.450000000%
Commerzbank AG, New York Branch	$172,500,000.00	3.450000000%
Credit Suisse AG, Cayman Islands Branch	$172,500,000.00	3.450000000%
Deutsche Bank AG, New York Branch	$172,500,000.00	3.450000000%
Goldman Sachs Bank USA	$172,500,000.00	3.450000000%
Intesa Sanpaolo S.p.A., New York Branch	$172,500,000.00	3.450000000%
Lloyds Bank Corporate Markets plc	$172,500,000.00	3.450000000%
PNC Bank, National Association	$172,500,000.00	3.450000000%
Royal Bank of Canada	$172,500,000.00	3.450000000%
Banco Santander, S.A., New York Branch	$172,500,000.00	3.450000000%
Standard Chartered Bank	$172,500,000.00	3.450000000%
Sumitomo Mitsui Banking Corporation	$172,500,000.00	3.450000000%
Toronto-Dominion Bank, New York Branch	$172,500,000.00	3.450000000%
Morgan Stanley Bank, N.A.	$122,500,000.00	2.450000000%
The Northern Trust Company	$115,000,000.00	2.300000000%
Banco Bilbao Vizcaya Argentaria S.A., New York Branch	$70,000,000.00	1.400000000%
The Bank of New York Mellon	$70,000,000.00	1.400000000%
Danske Bank A/S	$70,000,000.00	1.400000000%
DBS Bank Ltd.	$70,000,000.00	1.400000000%
Nordea Bank Abp, New York Branch	$70,000,000.00	1.400000000%
Westpac Banking Corporation	$70,000,000.00	1.400000000%
ICICI Bank Limited, New York Branch	$50,000,000.00	1.000000000%
Morgan Stanley Senior Funding Inc.	$50,000,000.00	1.000000000%
Total	$5,000,000,000.00	100.000000000%	$75,000,000.00	$150,000,000.00

Exhibit C
(to Amendment No. 1)

SCHEDULE 11.02
ADMINISTRATIVE AGENT’S OFFICE;
CERTAIN ADDRESSES FOR NOTICES
DANAHER CORPORATION
and DESIGNATED BORROWERS:
Danaher Corporation
2200 Pennsylvania Avenue, N.W., Suite 800W
Washington, D.C. 20037-1701
Website Address: www.danaher.com
U.S. Taxpayer Identification Number: 59-1995548

Attention:	Vice President and Treasurer
Telephone:
Facsimile:
E-Mail:

Attention: Executive Vice President, Chief Financial Officer
Telephone:
Facsimile:
E-Mail:

Attention: Vice President, Associate General Counsel
Telephone:
Facsimile:
E-Mail:

ADMINISTRATIVE AGENT:
Administrative Agent’s Office (for payments and Requests for Borrowings):
Bank of America, N.A.
900 W. Trade Street
Mail Code: NC1-026-06-04
Charlotte, North Carolina 28255
Attention:     Donna Barron
Telephone:
Facsimile:
E-Mail:

Account No. (for Dollars):
Reference: Danaher Corp.
ABA Number:    026009593

Account No. (for Euro):
Reference: Danaher Corp.
Swift Code: BOFAGB22
IBAN

Account No. (for Sterling):
Reference: Danaher Corp.
Swift Code: BOFAGB22
IBAN

Account No. (for Yen):
Reference: Danaher Corp.
Swift Code: BOFAJPJX

Other Notices as Administrative Agent:
Bank of America, N.A.
Agency Management
555 California Street, 4th Floor
Mail Code: CA5-705-04-09
San Francisco, California 94104
Attention:     Liliana B. Claar
Telephone:
Facsimile:
E-Mail:

SWING LINE LENDERS:
Bank of America, N.A.
900 W. Trade Street
Mail Code: NC1-026-06-04
Charlotte, North Carolina 28255
Attention:     Donna Barron
Telephone:
Facsimile:
E-Mail:

Account No.:

Reference:	Danaher Corp.

ABA No.:	026009593

Citibank, N.A.
Name: Loan Administration
Address: CITIBANK NA
1615 Brett Road, Building III
New Castle, DE 19720
Telephone:
Fax:
E-mail Address:

ABA #021000089
Account #
Account Name:  SSB
Reference:  Danaher Corporation

SWING LINE LENDERS (for Swing Line Loans in Euros on non-Business Day in U.S.):

Bank of America, N.A., London Branch

Team:

Adi Khambata                    E-Mail:

Telephone:
Facsimile:

Miraj Mothi                    E-Mail:
Telephone:
Facsimile:

Shirley Brown                    E-Mail:
Telephone:
Facsimile:

Michelle Stanley            E-Mail:
Telephone:
Facsimile: